UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2020

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

Based on currently available information, Universal Logistics Holdings, Inc. (the “Company”) is providing the following financial and operational update for the first eight weeks of the second quarter 2020:

During the eight-week period ended May 30, 2020, the Company reported total operating revenues of $146.7 million and income from operations of $4.1 million.

As of May 30, 2020, outstanding debt totaled $421.2 million, a decrease of $59.6 million from April 4, 2020, and the Company had $100.8 million available under its existing revolving credit facility.

The above results reflect the Company’s operating performance during a period in which a large percentage of the Company’s automotive and industrial customers’ operations were shut-down. As of the date of this report, most of the automotive manufacturing facilities the Company supports through its dedicated transportation and value-added services are fully operational.

The Company’s second quarter 2020 will end on July 4, 2020.

Item 8.01 Other Events.

The Company also announced that it experienced a cyber-attack affecting certain of the Company’s network systems on June 8, 2020.  During the attack, the Company experienced limited disruption and rapidly deployed back-up systems or implemented temporary procedures to maintain operations. The Company is investigating the attack, including the scope of transferred or extracted data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: June 18, 2020	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary